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                                                                   EXHIBIT 10.25

                      [NATIONAL ENERGY GROUP, INC. LOGO]



                                October 28, 1998

Mr. C.L. Elsey
2200 Sheffield Court
Flower Mound, TX 75028

         Re:      Notice of Termination of Employment

Dear Mr. Elsey:

         Your employment with National Energy Group, Inc. (the "Company") is subject to that certain Offer of Employment between you and the Company dated February 25, 1998 (the "Offer of Employment") which provides that such employment is "At Will" as may be determined by the Company and in accordance with the laws of the State of Texas. Pursuant to Paragraph 5(c) of the Offer of Employment, if the Company terminates you during the first year of your employment for any reason other than cause, the Company is obligated to pay you six (6) months salary ($100,000.00) plus 85% of your COBRA insurance premiums for a period of six (6) months ($2,999.06).

         This Notice shall act to advise you that the Company is terminating your employment effective October 30, 1998, at which time your Executive Employment Agreement described in Paragraph 5(b) of the Offer of Employment shall also terminate.

         Your insurance with the Company shall be paid through October 31, 1998 and you shall be eligible for a COBRA insurance election effective November 1, 1998. It shall be your responsibility to fill out the applicable COBRA enrollment form and make payment each month to National Energy Group, Inc. and mail to the COBRA representative, EPOCH Group, P.O. Box 12170, Overland Park, Kansas 66282-2170. A copy of the COBRA enrollment form is being supplied to you with this Notice, and you are advised that your failure to properly complete the forms and timely make the required monthly payment may result in interruption and/or suspension of your benefits. Ms. Christy Cansler will forward to you under separate cover another notice and copy of your COBRA enrollment form.

         Concurrent with your execution and delivery of this Notice in the space provided below, the Company shall deliver to you a check in the amount of $110,691.36 (less applicable taxes, legal and other deductions previously authorized by you) which shall include the payments described in Paragraph 1 above, plus ten (10) days of accrued vacation ($7,692.30). Additionally, the Company shall pay the cost and expense of moving your personal furniture from your office at the Company to your residence or other location you may designate in Dallas, Texas.

         You hereby acknowledge and agree as follows:

         1. You have received notice that your employment with the Company is terminated effective October 30, 1998.

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Mr. C.L. Elsey
October 28, 1998
Page 2

         2. The payments described in this Notice have been delivered to you and constitute full and complete payment of all monies owed to you pursuant to the terms of the Offer of Employment;

         3. All expenses incurred by you on behalf of the Company in connection with your employment have been reimbursed to you;

         4. The Bonus, the Executive Employment Agreement, the shares of Common Stock of the Company and the Incentive Stock Options described in Paragraphs 5(a), (b), (d) and (e) of the Offer of Employment, respectively, are terminated effective October 30, 1998;

         5. Notwithstanding the termination of your employment with the Company, the Confidentiality provision contained in Paragraph 6 of the Offer of Employment is a continuing obligation upon you as provided therein;

         6. You have returned all Company property (keys, credit cards, telephones, automobiles, etc.) to the Company, and in the event you shall subsequently be in possession of additional property belonging to the Company, you will immediately return it or make arrangements for its return to the Company; and

         7. There are no other agreements, written or oral, by and between you and the Company for which you are due or may be due additional compensation, and that the Offer of Employment and Executive Employment Agreement were and are the only such agreements for which the Company incurred any obligation to you.

                                         Sincerely,


                                         /s/ MILES D. BENDER
                                         Miles D. Bender
                                         Chairman, President and CEO
Acknowledged and Agreed to
this 28th day of October, 1998


/s/ C. L. ELSEY
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C.L. Elsey
an individual

PDD:mjg
Enclosures:  COBRA Enrollment Forms